UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported)  November 2, 2011

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-9032	13-5648107
(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 421-5400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 2, 2011, Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), a Maryland corporation (“Parent”), PAC Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Sonesta International Hotels Corporation, a New York corporation (“Sonesta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of Merger Sub with and into Sonesta on the terms and subject to the conditions thereof.  Parent is an affiliate of Reit Management & Research LLC, the manager of Hospitality Properties Trust, a NYSE-traded Maryland real estate investment trust (“HPT”).  The Merger Agreement has been unanimously approved by the Boards of Directors of Parent and Sonesta.  Parent and Sonesta currently expect to complete the Merger in the first quarter of 2012.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Sonesta common stock will be converted into the right to receive $31.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The conditions to the Merger include the adoption and approval of the Merger by the stockholders of Sonesta and, in furtherance thereof, the Board of Directors of Sonesta has recommended that the Sonesta stockholders adopt the Merger Agreement.  In addition, Sonesta and Parent have each made customary representations, warranties, covenants and other agreements in the Merger Agreement, the accuracy of and compliance with which (to the standard specified in the Merger Agreement) are conditions to the other party’s obligation to consummate the Merger.  The Merger Agreement also provides that the consummation of the Merger is subject to various other customary conditions.

The Merger Agreement also contains a customary “no-shop” covenant which prohibits Sonesta from soliciting any alternative acquisition proposals, participating in any negotiations or discussions with any person relating to any alternative acquisition proposal, providing any information to any person in connection with any alternative acquisition proposal, granting any waiver or release under any confidentiality, standstill or similar agreement, approving, adopting or recommending any alternative acquisition proposal, failing to recommend the Merger to Sonesta’s stockholders or entering into any agreement relating to any alternative acquisition proposal.  The “no-shop” provision is subject to certain exceptions that permit the Board of Directors of Sonesta to comply with its fiduciary duties.

Under a purchase agreement executed by Parent and HPT concurrently with the Merger Agreement, HPT has agreed to acquire from Parent, immediately after the Effective Time, the equity of the entities which own the Royal Sonesta Hotel in Cambridge, Massachusetts and lease the Royal Sonesta Hotel in New Orleans, Louisiana. In addition, the stockholders of Parent have entered into an equity commitment letter with Parent pursuant to which they have agreed to provide equity funding of $12.5 million to facilitate the Merger closing and provide working capital to Parent or, if the Merger does not close, under certain circumstances to provide funding of up to $8.5 million to satisfy any damages awards against Parent.  Sonesta is an express third-party beneficiary under both agreements and entitled to enforce them as if a party thereto.

The Merger Agreement provides for certain customary termination rights for both Sonesta and Parent and further provides that, upon termination under specified circumstances, Sonesta will be obligated to pay to Parent a termination fee.  The termination fee payable by Sonesta is $4,000,000 plus out-of-pocket expenses of Parent not in excess of $500,000.  In the event of a breach by Parent, Sonesta has the right to compel specific performance of the Merger Agreement or to seek damages, which are capped at $8.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Sonesta or Parent. The Merger Agreement contains representations, warranties and covenants that Sonesta and Parent made to each other as of specific dates.  The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Sonesta and Parent and may be subject to important qualifications and limitations agreed to by Sonesta and Parent in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Sonesta and Parent rather than establishing matters as facts.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sonesta’s or Parent’s public disclosures.  For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreement

Concurrently with the execution of the Merger Agreement, certain members of the Sonnabend family who are stockholders of Sonesta (the “Voting Agreement Stockholders”) entered into a Voting Agreement (the “Voting Agreement”) with Parent and Merger Sub.  The Voting Agreement provides, among other things, that each such person will vote all of the shares of Sonesta common stock beneficially owned by such person in favor of the Merger and against any opposing proposal.  The Voting Agreement relates to an aggregate of approximately 55% of the outstanding Sonesta common stock and will also apply to any shares of Sonesta common stock acquired by any of the Voting Agreement Stockholders between the date the Voting Agreement was executed and the date the Merger is completed.  The Voting Agreement terminates upon the earlier of the consummation of the Merger and the valid termination of the Merger Agreement in accordance with its terms; each individual Voting Agreement Stockholder may terminate the Voting Agreement immediately if the Merger Consideration is decreased to less than $31.00 per share or is payable in any form other than in cash.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This Current Report on Form 8-K is being made in connection with the proposed acquisition of Sonesta by Parent and does not constitute an offer of any securities for sale.  In connection with the merger, Sonesta intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed transaction.  Investors and security holders of Sonesta are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about Sonesta and the proposed transaction.  The proxy statement and other relevant materials (when they become available), and any and all documents filed by Sonesta with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the proxy statement as well as other filings containing information about Sonesta and the merger that are filed with the SEC by Sonesta, if and when available, by contacting the Office of the Treasurer at (617) 421-5400, or by accessing Sonesta’s investor information website at http://www.sonesta.com/Corporate/index.cfm?fa=corporate.investorinformation.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Sonesta and its respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of Sonesta in connection with the merger.  Information about those executive officers and directors of Sonesta and their ownership of Sonesta’s common stock is set forth in the proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2011.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Sonesta and its respective executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

Item 8.01  Other Events.

On November 3, 2011, Sonesta issued a press release announcing, among other things, the execution of the Merger Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 2, 2011, by and among Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), PAC Merger Corp. and Sonesta International Hotels Corporation

99.1	Voting Agreement

99.2	Press release issued on November 3, 2011 by Sonesta International Hotels Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONESTA INTERNATIONAL HOTELS CORPORATION

Date: November 3, 2011	By:	/s/ Boy van Riel
Name: Boy van Riel
Title: Vice President and Treasurer (Authorized to sign on behalf of the Registrant as Principal Financial Officer]

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 2, 2011, by and among Property Acquisition Corp. (a/k/a Sonesta Acquisition Corp.), PAC Merger Corp. and Sonesta International Hotels Corporation

99.1	Voting Agreement

99.2	Press release issued on November 3, 2011 by Sonesta International Hotels Corporation